UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 21, 2022

MERIDIAN BIOSCIENCE, INC.

(Exact Name of Registrant as Specified in Charter)

Ohio	0-14902	31-0888197
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3471 River Hills Drive, Cincinnati, Ohio	45244
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (513) 271-3700

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	VIVO	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17CFR §240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 21, 2022, Meridian Bioscience, Inc. (the “Company”) announced the appointment of Andrew S. Kitzmiller to the position of Chief Financial Officer. A copy of the press release announcing the appointment is attached hereto as Exhibit 99.1.

Mr. Kitzmiller, age 42, had served as the Vice President, Chief Accounting Officer and Controller of Hillenbrand, Inc. (NYSE) since November 2019. Prior to his service with Hillenbrand, Mr. Kitzmiller served more than two years in senior finance roles at Milacron Holding Corp. (“Milacron”), as Vice President – Finance and Corporate Controller (April 2019 to November 2019) and as Corporate Controller (September 2017 to April 2019). (Hillenbrand acquired Milacron in November 2019.) Before joining Milacron, he served in a series of increasingly senior roles at GE Aviation, the aerospace division of General Electric Company (“GE”), from December 2012 through September 2017. These roles at GE included Controller – Additive, Aviation Supply Chain and Engineering Divisions (November 2016 to September 2017); Accounting Center of Excellence Leader (September 2014 to November 2016), including with controllership oversight of the Supply Chain and Engineering Divisions (April 2016 to November 2016); and two sequential assistant controller positions. Mr. Kitzmiller began his career in public accounting at Deloitte & Touche LLP.

The Company and Mr. Kitzmiller executed an Offer Letter dated February 8, 2022 related to his appointment which is effective as of February 21, 2022, Mr. Kitzmiller’s start date. The Offer Letter provides that: (i) Mr. Kitzmiller’s base salary shall be $380,000 annually; (ii) Mr. Kitzmiller shall be eligible for participation in the Company’s corporate incentive plan for fiscal year 2022 with a payout target of 55% of base salary; (iii) Mr. Kitzmiller shall be eligible to participate in the Company’s performance based equity program; and (iv) Mr. Kitzmiller shall be entitled to other benefits to which other Company executive officers are entitled, including group insurance programs, profit sharing, 401k retirement and paid time off. On February 21, 2022, the Company issued Mr. Kitzmiller 7,500 restricted share units and options to purchase 5,000 shares of the Company’s common stock pursuant to the Company’s 2021 Omnibus Award Plan. The exercise price for the options is the closing price of shares of Company common stock on February 21, 2022.

Mr. Kitzmiller and the Company will execute the Change in Control Agreement and Non-Compete Agreement other executive officers at Meridian have signed.

There are no arrangements or understandings between Mr. Kitzmiller and any other person pursuant to which he was appointed as an officer of the Company. There are no family relationships between Mr. Kitzmiller and any director or executive officer of the Company, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

10.1	Offer Letter dated February 8, 2022
99.1	Press release dated February 21, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERIDIAN BIOSCIENCE, INC.

Date: February 21, 2022	By: /s/ Jack Kenny
Chief Executive Officer